UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2014

Heat Biologics, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive
Durham, NC 27713
(Address of principal executive offices and zip code)

(919) 240-7133
(Registrant's telephone number including area code)

N/A
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure
Heat Biologics, Inc. (the "Company") will be making several investor presentations over the next few weeks, including a presentation at the Rodman & Renshaw 16th Annual Global Investment Conference on September 9, 2014 in New York and the Aegis Capital Corp. Healthcare & Technology Conference on September 12, 2014. In connection with the presentations, the Company intends to discuss the slide presentation furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.
The slide presentation attached as Exhibit 99.1 to this Report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation or in the press release are "forward-looking" rather than historical.
The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The Company undertakes no duty or obligation to update or revise information included in this Report or any of the Exhibits.
Item 9.01.  Financial Statements and Exhibits
(d)	Exhibits

The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Presentation materials to be provided at Heat Biologics, Inc.'s presentations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014	HEAT BIOLOGICS, INC.
(Registrant)

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chief Executive Officer